UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 7, 2012
Date of Report (Date of earliest event reported)

CITADEL EFT, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-164882	80-0473573
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Irvine Blvd. Tustin, California	92780
(Address of principal executive offices)	(Zip Code)

 (714) 730-8143

Registrant’s telephone number, including area code

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.03 AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGES IN FISCAL YEAR

Effective November 6, 2012, the Board of Directors of Citadel EFT, Inc., a Nevada corporation (the “Company”) approved an amendment to the designation of Series C preferred stock to increase the number of shares from 30,000,000 to 70,000,000 shares of Series C preferred stock, par value $0.00001 (the “Amendment to Designation”). The Amendment to Designation was filed with the Nevada Secretary of State on November 7, 2012. All other rights, preferences and limitations of the Series C preferred stock remain valid and binding.

Series C Preferred Stock

The shares of Series C preferred stock have certain liquidation rights. Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any stock ranking junior to the Series C preferred stock, the holders of the Series C preferred stock shall be entitled to be paid out of the assets of the Company an amount equal to $1.00 per share or, in the event of an aggregate subscription by a single subscriber for Series C preferred stock in excess of $100,000, $0.997 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) (the “Preference Value”), plus all declared but unpaid dividends, for each share of Series C preferred stock held by them.  The Series C preferred stock shall have conversion rights. Each share of Series C preferred stock shall be convertible, at any time, and/or from time to time, into the number of shares of the Company’s common stock, par value $0.00001 per share, equal to the price of the Series C preferred stock, divided by the par value of the common stock, subject to adjustment as may be determined by the Board of Directors from time to time (the “Conversion Rate”).  And, the Series C preferred stock shall have voting rights.  Each share of Series C preferred stock shall have ten votes for any election or other vote placed before the shareholders of the Company.  Shares of Series C preferred stock may not be converted into shares of common stock for a period of: a) six (6) months after purchase, if the Company voluntarily or involuntarily files public reports pursuant to Section 12 or 15 of the Securities Exchange Act of 1934; or b) twelve (12) months if the Company does not file such public reports.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

3.1  Amendment to Designation of Series C Preferred Stock filed with the Nevada Secretary of State on November 7, 2012.

3.11 Original Amendment to Designation of Series C Perferred Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: November 12, 2012	CITADEL EFT, INC.
Name: /s/ Gary DeRoos Title: President/Chief Executive Officer